As filed with the Securities and Exchange Commission on September 9, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANSWERTHINK, INC.

(Exact name of registrant as specified in its charter)

Florida	65-0750100
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Brickell Bay Drive

Suite 3000

Miami, Florida 33131

(305) 375-8005

(Address of principal executive offices)

Answerthink, Inc. Employee Stock Purchase Plan

(Full title of the plan)

Frank A. Zomerfeld, Esq.

General Counsel and Secretary

1001 Brickell Bay Drive

Suite 3000

Miami, Florida 33131

(305) 375-8005

(Name, address and telephone number, including area code, of agent for service)

Copies to:

James E. Showen

John B. Beckman

Hogan & Hartson L.L.P.

555 Thirteenth Street, N.W.

Washington, DC 20004

(202) 637-5600

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Common Shares, $0.001 par value per share	1,500,000	$3.66	$5,490,000	$445

(1)	Estimated pursuant to Rule 457 (c) and (h) solely for purposes of calculating the amount of registration fee, based on the average of the high and low prices per share of the Common Stock on September 4, 2003, as reported on The Nasdaq National Market.

PART I

EXPLANATORY STATEMENT

We are filing this Registration Statement to register an additional 1,500,000 shares of our common stock for issuance pursuant to the Answerthink, Inc. Employee Stock Purchase Plan, as amended (the “Plan”). The increase in the number of shares authorized for issuance under the Plan was approved by our stockholders at our 2003 annual meeting, held on May 7, 2003. Earlier registration statements on Form S-8 were filed by Answerthink, Inc. with the Securities and Exchange Commission (the “Commission”) on December 30, 1998 (Registration No. 333-69951) and July 3, 2001 (Registration No. 333-64542) with respect to a total of 2,750,000 shares issued under the Plan. In accordance with General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those Items on Form S-8 containing new information not contained in the earlier registration statement are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

We hereby incorporate by reference into this Registration Statement the following documents filed with the Commission:

(1) Our Annual Report on Form 10-K for the fiscal year ended January 3, 2003, which was filed on March 31, 2003, including information incorporated by reference from our definitive proxy statement for our annual meeting of stockholders, which was filed on April 7, 2003;

(2) Our Quarterly Report on Form 10-Q for the quarter ended April 4, 2003, which was filed on May 16, 2003;

(3) Our Quarterly Report on Form 10-Q for the quarter ended July 4, 2003, which was filed on August 15, 2003; and

(4) the description of our common stock contained in our Registration Statement on Form 8-A, filed under Section 12 of the Exchange Act, and all amendments or reports filed for the purpose of updating such description.

In addition, all documents and reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description

4.2	Answerthink, Inc. Employee Stock Purchase Plan, as amended.

5.1	Opinion of Frank A. Zomerfeld, Esq. regarding the legality of the shares being registered.

23.1	Consent of Frank A. Zomerfeld, Esq. (included in Exhibit 5.1).

23.2	Consent of Independent Certified Public Accountants (PricewaterhouseCoopers LLP).

24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 9th day of September, 2003.

ANSWERTHINK, INC.

By:	/s/ TED A. FERNANDEZ
Ted A. Fernandez Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ted A. Fernandez and John F. Brennan, and each of them, his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TED A. FERNANDEZ Ted A. Fernandez	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 9, 2003

/s/ JOHN F. BRENNAN John F. Brennan	Executive Vice President, Chief Financial Officer (Principal Accounting and Financial Officer)	September 9, 2003

/s/ DAVID N. DUNGAN David N. Dungan	Director	September 9, 2003

/s/ JEFFREY E. KEISLING Jeffrey E. Keisling	Director	September 9, 2003

/s/ RICHARD N. HAMLIN Richard N. Hamlin	Director	September 9, 2003

/s/ ALAN T.G. WIX Alan T.G. Wix	Director	September 9, 2003

/s/ EDWIN A. HUSTON Edwin A. Huston	Director	September 9, 2003

/s/ ALLAN R. FRANK Allan R. Frank	Director	September 9, 2003

EXHIBIT INDEX

Exhibit Number	Description

4.2	Answerthink, Inc. Employee Stock Purchase Plan, as amended.

5.1	Opinion of Frank A. Zomerfeld, Esq.

23.1	Consent of Frank A. Zomerfeld, Esq. (included in Exhibit 5.1).

23.2	Consent of Independent Certified Public Accountants (PricewaterhouseCoopers LLP).

24.1	Power of Attorney (included on signature page).